DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2017 RESULTS

Third Quarter 2017 Financial Highlights:

•Revenues increased 6% to $1,651 million (increased 4% excluding currency effects)

•	DCI Net Income of $218 million was consistent with the prior year (increased 14% excluding currency effects)

•	Diluted EPS increased 6% to $0.38 and Adjusted EPS increased 8% to $0.43 (increased 18% excluding currency effects)
•Repurchased $102 million of stock

Silver Spring, Maryland – November 2, 2017: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2017.

“Advertising and global distribution revenue growth helped to drive solid third quarter results for Discovery,” said David Zaslav, President and CEO, Discovery Communications.  “We continued to focus on investments to strengthen our worldwide IP portfolio as well as strategic partnerships to nourish global superfans across every screen, platform and service.  Additionally, we are excited by the prospects for a combined Discovery and Scripps as we continue to make progress on the transaction to create a global leader in real life entertainment.”

Third Quarter Results

Third quarter revenues of $1,651 million increased 6% compared to the prior year, as 11% growth at International Networks and 4% growth at U.S. Networks were partially offset by a decline at Education and Other. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) increased 3% to $575 million due to 5% growth at U.S. Networks, partially offset by higher corporate costs. Excluding currency effects, third quarter total Company revenues and Adjusted OIBDA grew 4% and 3%, respectively.

Third quarter net income available to Discovery Communications, Inc. ("DCI Net Income") of $218 million was consistent with the prior year, as improved operating results and a tax benefit this quarter were offset by $142 million (or $0.25 per share) after-tax Scripps transaction-related costs(2), currency-related transactional losses vs. gains in the prior year, and losses from equity investees primarily due to solar investments vs. a gain in the prior year. Diluted earnings per share(3) increased 6% to $0.38 due to fewer shares outstanding. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1), which excludes the impact of amortization of acquisition-related intangible assets, increased 8% to $0.43 for the third quarter 2017. Third quarter Adjusted EPS excluding currency effects increased 18%, including $0.25 per share of after-tax Scripps transaction-related costs. Third quarter Adjusted EPS excluding currency effects and Scripps transaction-related costs increased 82%. For the last twelve months, Adjusted EPS excluding currency effects was up 9% and Adjusted EPS excluding currency effects and Scripps transaction-related costs was up 22% compared with the prior year comparable twelve month period.

Free cash flow(4) increased 67% to $699 million for the third quarter of 2017 as cash flow from operations increased 63% to $724 million while capital expenditures of $25 million were relatively consistent with the prior year. Third quarter cash flow from operations increased primarily due to lower cash taxes paid as a result of

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 6.
(2)
The Company announced the execution of a definitive agreement and plan of merger between Discovery and Scripps Networks Interactive, Inc. ("Scripps") on July 31, 2017. Please refer to page 13 for a detailed schedule of Scripps transaction-related costs

(3)	All per share amounts are calculated using DCI Net Income. See table on page 16 for the full schedule.
(4)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

solar investments, as well as the timing of content spend and working capital. For the last twelve months, free cash flow excluding currency effects was up 16% and free cash flow excluding currency effects and Scripps transaction-related costs was up 17% compared with the prior year comparable twelve month period.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Revenues:
U.S. Networks	$823	$793	4%	$2,542	$2,473	3%
International Networks	796	720	11%	2,354	2,221	6%
Education and Other	32	43	(26)%	113	133	(15)%
Corporate and Inter-Segment Eliminations	—	—	NM	—	(2)	NM
Total Revenues	$1,651	$1,556	6%	$5,009	$4,825	4%

Adjusted OIBDA:
U.S. Networks	$480	$458	5%	$1,548	$1,475	5%
International Networks	180	180	—%	610	607	—%
Education and Other	—	(1)	NM	(1)	(5)	80%
Corporate and Inter-Segment Eliminations	(85)	(78)	(9)%	(262)	(242)	8%
Total Adjusted OIBDA	$575	$559	3%	$1,895	$1,835	3%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Revenues:
Distribution	$402	$381	6%	$1,210	$1,157	5%
Advertising	407	396	3%	1,284	1,269	1%
Other	14	16	(13)%	48	47	2%
Total Revenues	$823	$793	4%	$2,542	$2,473	3%
Adjusted OIBDA	$480	$458	5%	$1,548	$1,475	5%
Adjusted OIBDA Margin	58%	58%		61%	60%

U.S. Networks’ revenues for the third quarter increased 4% to $823 million, driven by 6% distribution growth and 3% advertising growth. Distribution revenue growth was driven by increases in affiliate fee rates and increases in content licensing revenue, partially offset by a decline in affiliate subscribers. Total portfolio subscribers declined 5% in the quarter, while subscribers to our fully distributed networks declined 3%. Content licensing revenue can fluctuate period-to-period due to the timing of content deliveries, which were particularly strong this quarter. Advertising revenue growth was primarily due to higher pricing and continued monetization of our GO platform, partially offset by lower delivery and the impact of the Group Nine transaction(1). Excluding the impact of the Group Nine transaction, advertising revenues would have increased 4%.

Operating expenses increased 2% mainly due to increased content spend, partially offset by the impact of the Group Nine transaction. Excluding the Group Nine transaction, cost of revenue increased 7% and SG&A was relatively consistent with last year's third quarter. Adjusted OIBDA increased 5% to $480 million.

(1)	The Company completed its investment in Group Nine, including the contribution and, therefore, deconsolidation of Seeker and SourceFed, on December 2, 2016.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Revenues:
Distribution	$479	$425	13%	$1,383	$1,263	10%
Advertising	298	273	9%	913	900	1%
Other	19	22	(14)%	58	58	—%
Total Revenues	$796	$720	11%	$2,354	$2,221	6%
Adjusted OIBDA	$180	$180	—%	$610	$607	—%
Adjusted OIBDA Margin	23%	25%		26%	27%

International Networks’ revenues for the third quarter increased 11% to $796 million and Adjusted OIBDA of $180 million was consistent with the prior year. Changes in foreign currency exchange rates increased third quarter International Networks’ revenue growth by 4% and decreased Adjusted OIBDA growth by 1%. Excluding currency effects, total revenues increased 7%. Distribution revenues, excluding the impact of currency effects, grew 9%, mostly due to higher affiliate rates in Europe following further investment in sports content and higher affiliate rates in Latin America, partially offset by lower subscribers in Latin America and lower affiliate rates in Asia. Advertising revenues, excluding the impact of currency effects, increased 5%, mostly due to higher ratings in Southern Europe, Latin America, and CEEMEA and higher pricing in Latin America and CEEMEA.

Operating expenses increased 14%, or 9% excluding the impact of foreign currency exchange rates, primarily due to increased sports content and production costs, partially offset by lower SG&A costs. Excluding the impact of foreign currency exchange rates, Adjusted OIBDA increased 1%.

Education and Other

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Revenues	$32	$43	(26)%	$113	$133	(15)%
Adjusted OIBDA	$—	$(1)	NM	$(1)	$(5)	80%

Education and Other revenues for the third quarter decreased by $11 million primarily due to the impact of the sale of the Raw and Betty production studios. Adjusted OIBDA was relatively consistent with the prior year as the reduction in expenses from the sale of the Raw and Betty production studios offset the lower revenues.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the third quarter of 2017 declined primarily due to higher personnel and professional costs.

STOCK REPURCHASE AND PREFERRED STOCK EXCHANGE

Following the announcement of the pending acquisition of Scripps Networks Interactive, Inc. (the "Scripps Acquisition"), the Company suspended its share repurchase program and did not make any open market purchases of its shares during the third quarter. On August 10, 2017, the Company repurchased 0.2 million Series C-1 convertible preferred shares from Advance/Newhouse Programming Partnership ("ANPP") at $508.41 per share (or $26.25 per share on an as converted to common basis), for a total of $102 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $102 million on share repurchases during the third quarter of 2017.

Through September 30, 2017, the Company had repurchased a total of 164.1 million shares of its Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the Series C and C-1 convertible preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $8.6 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.48 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

On August 7, 2017, Discovery completed a Preferred Share Exchange Agreement (the “Exchange Agreement”) with ANPP. Under the Exchange Agreement, Discovery issued a number of shares of a newly designated Discovery Series A-1 preferred stock and a number of shares of a newly designated Discovery Series C-1 preferred stock, (collectively, the "New Preferred Stock") to ANPP in exchange for all of ANPP’s shares of Discovery Series A preferred stock and all of ANPP’s shares of Discovery Series C preferred stock (the "Exchange"). The terms of the Exchange Agreement resulted in ANPP’s aggregate voting and economic rights before the Exchange being equal to their aggregate voting and economic rights after the Exchange. Additionally, ANPP’s beneficial ownership of the aggregate number of shares of Discovery’s Series A Common Stock and Series C Common Stock into which the New Preferred Stock received by ANPP in the Exchange are convertible, remained unchanged. Please refer to Note 9 in the Notes to Consolidated Financial Statements in Discovery's 10-Q for the period ending September 30, 2017 for additional details.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($8.6 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each Series C and C-1 convertible preferred share repurchased, we assume each preferred share would have converted into two and 19.3648 Series C common shares, respectively.

OTHER ITEMS

Velocity/TEN Joint Venture
On September 25, 2017, the Company contributed its linear cable network focused on cars and motor sports, Velocity, to a new joint venture ("VTEN") with GoldenTree Asset Management L.P. ("GoldenTree"). GoldenTree's contributions to the joint venture included businesses from The Enthusiast Network, Inc. ("TEN"), primarily MotorTrend.com, Motor Trend YouTube channel and the Motor Trend OnDemand OTT service. TEN did not contribute its print businesses to the joint venture. The joint venture will establish a portfolio of digital content, social groups and live events and original content focused on the automotive audience. In exchange for their contributions, Discovery and GoldenTree received 67.5% and 32.5% ownership of the new joint venture, respectively.

Debt incurred for the Scripps Acquisition
On August 11, 2017, Discovery Communications, LLC, a wholly-owned subsidiary of the Company, entered into a $1 billion 3-year tranche and a $1 billion 5-year tranche unsecured delayed draw term loan credit facility (the "Term Loans"), for a total of $2 billion. The Term Loans will mature 3 years and 5 years, respectively, from the date when Discovery draws the Term Loans to fund a portion of the Scripps Acquisition. The Term Loans' interest rate is based on, at the Company's option, either adjusted LIBOR plus a margin or an alternate base rate plus a margin. The Company pays a commitment fee of 20 basis points for each loan, per annum, based on its current credit rating, beginning September 28, 2017 until either the funding of the Term Loans or the termination of the Scripps Acquisition. As of September 30, 2017, the Company has not yet borrowed the Term Loans.

In September 2017, the Company issued senior unsecured notes with an aggregate principal amount of $6.8 billion and weighted average effective interest rate of 3.9% to fund a portion of the acquisition of Scripps. Maturities for the debt range from 2019 to 2047 with a weighted average maturity of 13.5 years. The proceeds will be invested in short-term investments until the closing of the acquisition, which are included in cash and cash equivalents on the accompanying Consolidated Balance Sheets. Approximately $5.9 billion is subject to repayment by the Company to satisfy a special mandatory redemption provision, which requires the Company to redeem the notes for a price equal to 101% of the principal amount plus any accrued and unpaid interest on the notes, in the event that the Scripps Acquisition has not closed prior to August 30, 2018.

FULL YEAR 2017 OUTLOOK(1)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

(1)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 11 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, and (vi) certain inter-segment eliminations related to production studios. As of January 1, 2017, the Company no longer excludes amortization of deferred launch incentives in calculating total Adjusted OIBDA as this expense is not material. In addition, beginning with the quarter ended September 30, 2017, Adjusted OIBDA also excludes material incremental third party transaction costs directly related to the Scripps Acquisition and its planned integration.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation due to volatility, and excludes restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions, and Scripps Acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 7 for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2017 Baseline Rate”) and the prior year amounts translated at the same 2017 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, November 2, 2017 at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 14, 2017 and its Quarterly Report on From 10-Q filed with the SEC on November 2, 2017. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, and the timing and effects of its pending Scripps Acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Bill Launder (212) 548-5693	Andrew Slabin (212) 548-5544
bill_launder@discovery.com	andrew_slabin@discovery.com

Jackie Burka (212) 548-5642
jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Distribution	$881	$806	$2,593	$2,420
Advertising	705	670	2,197	2,170
Other	65	80	219	235
Total revenues	1,651	1,556	5,009	4,825
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	670	592	1,911	1,787
Selling, general and administrative	457	419	1,261	1,227
Depreciation and amortization	80	80	240	239
Restructuring and other charges	11	7	43	52
Loss (gain) on disposition	—	—	4	(13)
Total costs and expenses	1,218	1,098	3,459	3,292
Operating income	433	458	1,550	1,533
Interest expense	(136)	(91)	(318)	(267)
Loss on extinguishment of debt	—	—	(54)	—
(Loss) income from equity investees, net	(27)	3	(122)	(28)
Other expense, net	(106)	(49)	(143)	(27)
Income before income taxes	164	321	913	1,211
Income tax benefit (expense)	59	(96)	(89)	(302)
Net income	223	225	824	909
Net income attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to redeemable noncontrolling interests	(5)	(6)	(17)	(18)
Net income available to Discovery Communications, Inc.	$218	$219	$807	$890

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.38	$0.37	$1.40	$1.45
Diluted(1)	$0.38	$0.36	$1.39	$1.44

Weighted average shares outstanding:
Basic	381	395	385	404
Diluted(1)	571	602	581	615

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,994	$300
Receivables, net	1,652	1,495
Content rights, net	382	310
Prepaid expenses and other current assets	449	397
Total current assets	9,477	2,502

Noncurrent content rights, net	2,095	2,089
Property and equipment, net	523	482
Goodwill, net	8,242	8,040
Intangible assets, net	1,539	1,512
Equity method investments, including note receivable	754	557
Other noncurrent assets	513	490
Total assets	$23,143	$15,672

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$253	$241
Accrued liabilities	1,092	1,075
Deferred revenues	238	163
Current portion of debt	32	82
Total current liabilities	1,615	1,561

Noncurrent portion of debt	14,676	7,841
Deferred income taxes	306	467
Other noncurrent liabilities	446	393
Total liabilities	17,043	10,262

Redeemable noncontrolling interests	360	243

Equity:
Preferred stock	—	2
Common stock	5	5
Additional paid-in capital	7,273	7,046
Treasury stock, at cost	(6,737)	(6,356)
Retained earnings	5,785	5,232
Accumulated other comprehensive loss	(586)	(762)
Total equity	5,740	5,167
Total liabilities and equity	$23,143	$15,672

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net income	$824	$909
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	22	49
Depreciation and amortization	240	239
Content amortization and impairment expense	1,397	1,293
Loss (gain) on disposition	4	(13)
Remeasurement gain on previously held equity interests	(1)	—
Equity in losses of investee companies, including cash distributions	130	33
Deferred income taxes	(167)	(55)
Loss on extinguishment of debt	54	—
Realized loss from derivative instruments, net	98	3
Other-than-temporary impairment of AFS investments	—	62
Other, net	75	45
Changes in operating assets and liabilities:
Receivables, net	(138)	(48)
Content rights, net	(1,400)	(1,464)
Accounts payable and accrued liabilities	24	(37)
Share-based compensation liabilities	(1)	(5)
Income taxes receivable and prepaid income taxes	11	(50)
Foreign currency and other, net	(5)	(127)
Cash provided by operating activities	1,167	834

Investing Activities
Payments for investments	(387)	(71)
Distributions from equity method investees	38	69
Purchases of property and equipment	(103)	(69)
Payments for derivative instruments, net	(99)	—
Proceeds from dispositions, net of cash disposed	29	19
Business acquisitions, net of cash acquired	(4)	—
Other investing activities, net	3	(2)
Cash used in investing activities	(523)	(54)

Financing Activities
Commercial paper repayments, net	(48)	(23)
Borrowings under revolving credit facility	350	445
Principal repayments of revolving credit facility	(475)	(672)
Borrowings from debt, net of discount and including premiums	7,488	498
Principal repayments of debt, including discount payment and premiums to par value	(650)	—
Payments for bridge financing commitment fees	(40)	—
Principal repayments of capital lease obligations	(26)	(23)
Repurchases of stock	(603)	(1,124)
Cash settlement (prepayments) of common stock repurchase contracts	58	(71)
Distributions to redeemable noncontrolling interests	(22)	(17)
Share-based plan payments, net	15	25
Other financing activities, net	(64)	(13)
Cash provided by (used in) financing activities	5,983	(975)

Effect of exchange rate changes on cash and cash equivalents	67	29

Net change in cash and cash equivalents	6,694	(166)
Cash and cash equivalents, beginning of period	300	390
Cash and cash equivalents, end of period	$6,994	$224

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$218
Net income attributable to redeemable noncontrolling interests					5
Net income attributable to noncontrolling interests					—
Income tax expense (benefit)					(59)
Other expense (income), net					106
Loss (gain) from equity investees, net					27
Loss on extinguishment of debt					—
Interest expense					136
Operating income	469	117	(2)	(151)	433
Inter-segment eliminations	2	—	(2)	—	—
Loss (gain) on disposition	—	—	—	—	—
Restructuring and other charges	2	7	2	—	11
Depreciation and amortization	7	56	2	15	80
Mark-to-market share-based compensation	—	—	—	(11)	(11)
Scripps transaction and integration costs	—	—	—	62	62
Total Adjusted OIBDA	$480	$180	$—	$(85)	$575

	Three Months Ended September 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$219
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					—
Income tax expense (benefit)					96
Other expense (income), net					49
Loss (gain) from equity investees, net					(3)
Loss on extinguishment of debt					—
Interest expense					91
Operating income	445	120	—	(107)	458
Inter-segment eliminations	4	—	(4)	—	—
Loss (gain) on disposition	—	—	—	—	—
Restructuring and other charges	2	5	—	—	7
Depreciation and amortization	7	55	3	15	80
Mark-to-market share-based compensation	—	—	—	14	14
Total Adjusted OIBDA	$458	$180	$(1)	$(78)	$559

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$807
Net income attributable to redeemable noncontrolling interests					17
Net income attributable to noncontrolling interests					—
Income tax expense (benefit)					89
Other expense (income), net					143
Loss (gain) from equity investees, net					122
Loss on extinguishment of debt					54
Interest expense					318
Operating income	1,511	417	(2)	(376)	1,550
Inter-segment eliminations	10	—	(10)	—	—
Loss (gain) on disposition	—	—	4	—	4
Restructuring and other charges	6	28	3	6	43
Depreciation and amortization	21	165	4	50	240
Mark-to-market share-based compensation	—	—	—	(4)	(4)
Scripps transaction and integration costs	—	—	—	62	62
Total Adjusted OIBDA	$1,548	$610	$(1)	$(262)	$1,895

	Nine Months Ended September 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$890
Net income attributable to redeemable noncontrolling interests					18
Net income attributable to noncontrolling interests					1
Income tax expense (benefit)					302
Other expense (income), net					27
Loss (gain) from equity investees, net					28
Loss on extinguishment of debt					—
Interest expense					267
Operating income	1,437	428	(3)	(329)	1,533
Inter-segment eliminations	9	2	(11)	—	—
Loss (gain) on disposition	—	(13)	—	—	(13)
Restructuring and other charges	10	25	3	14	52
Depreciation and amortization	19	165	6	49	239
Mark-to-market share-based compensation	—	—	—	24	24
Total Adjusted OIBDA	$1,475	$607	$(5)	$(242)	$1,835

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SCRIPPS TRANSACTION-RELATED COSTS
(unaudited; in millions)

		Three Months Ended September 30,
	Consolidated Statement of Operations Line Item Impacted	2017	2016
Scripps transaction and integration costs	Selling, general & administrative	$62	$—
Interest expense	Interest expense	45	—
Losses on derivative instruments(1)	Other expense, net	98	—
Total pre-tax Scripps transaction-related charges		205	—

Tax Expense (Benefit)	Income tax expense (benefit)	(63)	—
Total after-tax Scripps transaction-related charges		$142	$—

Total after-tax Scripps transaction-related charges per diluted share		$0.25	—

(1) In August 2017, the Company entered into $4 billion notional of interest rate contracts used to economically hedge the pricing for the issuance of debt in conjunction with the Scripps Acquisition. These interest rate contracts were settled on September 21, 2017 and did not receive hedging designation. The Company recognized a $98 million loss in connection with these interest rate contracts, which has been recorded to other expense, net on the Company's consolidated statement of operations.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,651	$1,556	6%	4%

Adjusted OIBDA(2)	$575	$559	3%	3%

DCI Net Income	$218	$219	—%	14%

Diluted EPS	$0.38	$0.36	6%	20%

Adjusted EPS(2)	$0.43	$0.40	8%	18%

Free Cash Flow(2)	$699	$418	67%	72%

	Nine Months Ended September 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$5,009	$4,825	4%	4%

Adjusted OIBDA(2)	$1,895	$1,835	3%	3%

DCI Net Income	$807	$890	(9)%	(1)%

Diluted EPS	$1.39	$1.44	(3)%	6%

Adjusted EPS(2)	$1.52	$1.57	(3)%	5%

Free Cash Flow(2)	$1,064	$765	39%	42%

(1) Refer to Page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 6.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$479	$425	13%	9%
Advertising	298	273	9%	5%
Other	19	22	(14)%	(14)%
Total Revenues	$796	$720	11%	7%

Adjusted OIBDA(2)	$180	$180	—%	1%

	Nine Months Ended September 30,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$1,383	$1,263	10%	9%
Advertising	913	900	1%	3%
Other	58	58	—%	—%
Total Revenues	$2,354	$2,221	6%	6%

Adjusted OIBDA(2)	$610	$607	—%	(1)%

(1) Refer to Page 7 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 6.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Numerator:
Net income	$223	$225	$824	$909
Less:
Allocation of undistributed income to Series A-1 convertible preferred stock	(27)	(26)	(99)	(103)
Net income attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to redeemable noncontrolling interests	(5)	(6)	(17)	(18)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net income per share	$191	$193	$708	$787
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	146	144	539	587
Series C-1 convertible preferred stockholders	45	49	169	200
Total	191	193	708	787

Add:
Allocation of undistributed income to Series A-1 convertible preferred stockholders	27	26	99	103
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$218	$219	$807	$890

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	381	395	385	404
Impact of assumed preferred stock conversion	189	204	194	208
Dilutive effect of share-based awards	1	3	2	3
Series A, B and C common shares outstanding — diluted	571	602	581	615
Series C-1 convertible preferred stock outstanding — basic and diluted	6	7	6	7

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$0.37	$1.40	$1.45
Series C-1 convertible preferred stockholders	$7.41	$7.08	$27.06	$28.14

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$0.36	$1.39	$1.44
Series C-1 convertible preferred stockholders	$7.40	$7.05	$26.96	$27.99

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.38	$0.36	$0.02	$1.39	$1.44	$(0.05)
Amortization of acquisition-related intangible assets (gross) per share	0.07	0.06	0.01	0.18	0.18	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.02)	(0.02)	—	(0.05)	(0.05)	—
Adjusted earnings per diluted share	$0.43	$0.40	$0.03	$1.52	$1.57	$(0.05)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,
	2017	2016	Change	% Change
Cash provided by operating activities	$724	$444	$280	63%
Purchases of property and equipment	(25)	(26)	1	(4)%
Free cash flow	$699	$418	$281	67%

	Nine Months Ended September 30,
	2017	2016	Change	% Change
Cash provided by operating activities	$1,167	$834	$333	40%
Purchases of property and equipment	(103)	(69)	(34)	49%
Free cash flow	$1,064	$765	$299	39%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
September 30, 2017
5.625% Senior notes, semi-annual interest, due August 2019	$411
2.200% Senior notes, semi-annual interest, due September 2019	500
Floating rate notes, quarterly interest, due September 2019	400
5.050% Senior notes, semi-annual interest, due June 2020	789
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	353
3.300% Senior notes, semi-annual interest, due May 2022	500
2.950% Senior notes, semi-annual interest, due March 2023	1,200
3.250% Senior notes, semi-annual interest, due April 2023	350
3.800% Senior notes, semi-annual interest, due March 2024	450
2.500% Senior notes, sterling denominated, annual interest, due September 2024	537
3.450% Senior notes, semi-annual interest, due March 2025	300
4.900% Senior notes, semi-annual interest, due March 2026	700
1.900% Senior notes, euro denominated, annual interest, due March 2027	706
3.950% Senior notes, semi-annual interest, due March 2028	1,700
5.000% Senior notes, semi-annual interest, due September 2037	1,250
6.350% Senior notes, semi-annual interest, due June 2040	850
4.950% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
5.200% Senior notes, semi-annual interest, due September 2047	1,250
Revolving credit facility	425
Capital lease obligations	167
Commercial paper	—
Total debt	14,838
Unamortized discount and debt issuance costs	(130)
Debt, net	14,708
Current portion of debt	(32)
Noncurrent portion of debt	$14,676

SHARE COUNT ROLL FORWARD	Common	Preferred (as converted)	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2016	389.7	195.6	585.3
Shares repurchased	(14.3)	(8.5)	(22.8)
Shares issued – share-based compensation	3.6	—	3.6
Total shares outstanding as of September 30, 2017	379.0	187.1	566.1